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Exhibit 10.15

CONSENT AND SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS CONSENT AND SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter, this "Amendment") is executed on this 14th day of May, 2005, to be effective as of the respective date hereinafter specified, by and among BANCTEC, INC., a Delaware corporation ("BancTec"), BTI Technologies L.P., a Texas limited partnership ("BTI Tech" and jointly and collectively with BancTec, the "Borrower"), the financial institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (each individually as "Lender" and collectively "Lenders"), and HELLER FINANCIAL, INC., a Delaware corporation, in its capacity as Agent for the Lenders ("Agent").

RECITALS

        WHEREAS, Borrower, Agent and Lenders are parties to that certain Loan and Security Agreement, dated as of May 30, 2001 (as amended, supplemented or otherwise modified, the "Loan Agreement");

        WHEREAS, Borrower, Agent and Lenders desire to amend the date by which Borrower is required pursuant to the Loan Agreement to deliver its monthly financials for the periods ending January 2005 and February 2005;

        WHEREAS, Borrower has also notified Agent that it desires to sell certain Mortgaged Property located at (i) 4435 Spring Valley Road, Farmers Branch, Texas and (ii) 14240 Midway Road, Farmers Branch, Texas (the "Proposed Sale Transaction"); and

        WHEREAS, Borrower, Agent and Lenders desire to consent to the Proposed Sale Transaction and amend the Loan Agreement, in each case, in the manner, and subject to the terms and conditions, provided below.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

        1.01 Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Loan Agreement, as amended hereby.

ARTICLE II
AMENDMENTS TO LOAN AGREEMENT; OTHER AGREEMENTS

        2.01 Amendment to Section 11.1 of the Loan Agreement; Amendment and Restatement of the Definition of "Availability". Effective as of May 14, 2005, the definition of "Availability" contained in Section 11.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "'Availability' means the amount determined as follows: (i) the excess, if any, of the Borrowing Base over the sum of the Revolving Loan and Letter of Credit Reserve, minus (ii) the Reduced Availability Amount."

        2.02 Amendment to Section 11.1 of the Loan Agreement; Addition of the Definition of "Reduced Availability Amount". Effective as of the May 14, 2005, a new definition of "Reduced Availability Amount" is hereby added to Section 11.1 of the Loan Agreement to read as follows:

          "'Reduced Availability Amount' means, at any time when Borrower is not in compliance with the Fixed Charge Coverage Ratio, the amount of increase in Operating Cash Flow which would be required in order for Borrower to be in compliance with the Fixed Charge Coverage Ratio for such quarter after a Fixed Charge Coverage Ratio Triggering Event has occurred."

        2.03 Amendment to Paragraph B of the Financial Covenants Rider to the Loan Agreement. Effective as of the May 14, 2005, Paragraph B of the Financial Covenants Rider to the Loan Agreement is hereby amended and restated to read in its entirety to read as follows:

          "B. Fixed Charge Coverage Ratio. Upon the occurrence of a Fixed Charge Coverage Ratio Triggering Event, Borrower shall not permit its Fixed Charge Coverage Ratio for the time period ending on the last day of each quarter during the period after a Fixed Charge Coverage Triggering Event has occurred to be less than 1.1 to 1.0.

          For purposes of this Paragraph B of this Financial Covenants Rider, a "Fixed Charge Coverage Ratio Triggering Event" shall mean, the date on which (i) Borrower's unrestricted cash on hand is less than $20,000,000 or (ii) the date on which the outstanding Revolving Loans are greater than $250,000."

          Notwithstanding the foregoing, if Borrower fails to comply with the Fixed Charge Coverage Ratio during any quarter and, after Agent implements the Reduced Availability Amount, Borrower has Availability of $0 or greater, then such noncompliance will not be a basis for a Default or an Event of Default hereunder.

        2.04 Amendment to Schedule 11.1(B) of the Loan Agreement. Effective as of the May 14, 2005, Schedule 11.1(B) of the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 11.1(B) attached hereto.

        2.05 Amendment to Paragraph A of the Reporting Rider to the Loan Agreement. Effective as of February 28, 2005, Paragraph A of the Reporting Rider is amended so that notwithstanding the wording of such Paragraph A, the due date for each of the monthly financials for January, 2005 and February, 2005 shall be April 13, 2005.

ARTICLE III
CONDITIONS PRECEDENT

        3.01 Conditions to Effectiveness. Notwithstanding anything herein to the contrary, the effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:

          (a)   Agent shall have received, in form and substance satisfactory to Agent and duly executed by Borrower, (i) this Amendment and (ii) such additional documents, instruments and information as Agent or its legal counsel, Patton Boggs LLP, may request;

          (b)   All corporate proceedings taken in connection with the transactions contemplated by this Amendment and the agreements described in clause (a) above and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel, Patton Boggs LLP; and

          (c)   Agent shall have received the non-refundable amendment fee in the amount of $20,000, which shall be deemed fully earned as of the Effective Date.

ARTICLE IV
CONSENT AND LIMITED WAIVER

        4.01 Upon the effectiveness of this Amendment (including the satisfaction of the conditions set forth in Section 3.01 hereof) and the receipt of the sale documentation between Borrower and the purchaser of Mortgaged Property and all other documents executed in connection therewith, in form

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and substance acceptable to Agent, Agent and the Lenders hereby consent to the Proposed Sale Transaction which would otherwise cause a violation of Section 7.3 and agree to release its lien on the Mortgaged Property being sold in such Proposed Sale Transaction.

        4.02 Except as set forth in Section 4.01 hereof, nothing contained herein shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrower, Agent and/or any Lender, and Agent's or any Lender's failure at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Agent and/or any Lender to thereafter demand strict compliance therewith. Agent and Lenders hereby reserve all rights granted under the Loan Agreement, the other Loan Documents, this Amendment and any other contract or instrument between Borrower, Agent and/or any Lender.

ARTICLE V
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

        5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        5.02 Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Event of Default or Default under the Loan Agreement has occurred and is continuing, unless such Event of Default or Default has been specifically waived in writing by Lenders; and (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby.

ARTICLE VI
MISCELLANEOUS PROVISIONS

        6.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

        6.02 Reference to Loan Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

        6.03 Expenses of Agent. As provided in the Loan Agreement, Borrower agrees to promptly pay all fees, costs and expenses incurred by Agent (including attorneys' fees and expenses, the allocated cash of Agent's internal legal staff and fees of environmental consultants, accountants and other

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professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation and execution of this Amendment.

        6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and Lenders and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

        6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        6.07 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

        6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

        6.10 Final Agreement. THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, LENDERS AND AGENT.

[The Remainder of this Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BANCTEC, INC.
By:
Name:	J. Coley Clark
Title:	Chief Executive Officer
BTI TECHNOLOGIES, L.P.
By:	BANCTEC, INC., its General Partner
By:
	Name:	J. Coley Clark
	Title:	Chief Executive Officer
HELLER FINANCIAL, INC., as Agent and Sole Lender
By:
Name:
Title:

CONSENT AND RATIFICATION

        Each of the undersigned hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement relating to the Obligations and each Loan Document it has executed in connection with the Obligations (collectively, the "Loan Documents") and acknowledges that the Loan Documents to which it is a party are in full force and effect and ratifies the same, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such Loan Documents, that its consent is not required to the effectiveness of the within and foregoing Amendment, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the collateral securing the Obligations, or any of the other Loan Documents.

BTC INTERNATIONAL HOLDINGS, INC.
By:
Name:	J. Coley Clark
Title:	Chief Executive Officer
BANCTEC (PUERTO RICO), INC.
By:
Name:
Title:
BANCTEC UPPER-TIER HOLDING, LLC
By:
Name:
Title:
BANCTEC INTERMEDIATE HOLDING, INC.
By:
Name:
Title:

Schedule 11.1(B)

Mortgaged Property

2701 Grauwyler Road, Irving Texas
(legal description attached)

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CONSENT AND SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II AMENDMENTS TO LOAN AGREEMENT; OTHER AGREEMENTS
ARTICLE III CONDITIONS PRECEDENT
ARTICLE IV CONSENT AND LIMITED WAIVER
ARTICLE V RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
ARTICLE VI MISCELLANEOUS PROVISIONS
CONSENT AND RATIFICATION